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                         INDEPENDENT AUDITOR'S CONSENT
                        ------------------------------




We consent to the use in the Form S-8 Registration Statement and Prospectus of Fieldpoint Petroleum Corporation ("The Company") of our report dated January 17, 1998 accompanying the consolidated financial statements of The Company contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



HEIN + ASSOCIATES LLP
Certified Public Accountants


July 31, 1998
Dallas, Texas